UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2013

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 25, 2013, Archer-Daniels-Midland Company (“ADM”) entered into a takeover bid implementation deed (the “Deed”) with GrainCorp Limited (“GrainCorp”), which provides for GrainCorp to make available to ADM certain due diligence materials and, subject to ADM’s satisfaction with that due diligence, ADM to make a cash offer (the “Potential Offer”) to acquire GrainCorp for A$12.20 per share on the terms and conditions specified in the Deed through ADM’s wholly owned subsidiary ADM Australia Holdings II Pty Ltd (“ADM Australia”).

ADM may terminate the Deed prior to the expiration of a seven-day due diligence period, which period commenced at 3:00 a.m Eastern Daylight Time on April 25, 2013 if it (i) identifies one or more matters not previously known to it or if the significance of a previously known matter would have been materially different when considered together with additional matters identified during the seven-day due diligence period and (ii) the knowledge of such matters would have caused it to (a) not be prepared to make the Potential Offer or (b) only be prepared to make an offer on terms, taken as a whole, materially less favorable to GrainCorp’s shareholders than the Potential Offer.

If the Potential Offer is consummated, each GrainCorp shareholder that accepts the Potential Offer will receive A$12.20 in cash from ADM.   In addition, GrainCorp is permitted to pay its shareholders, prior to the completion of the transaction, dividends of A$1.00 per share out of GrainCorp’s current and retained earnings.  If all required regulatory approvals have not been obtained or waived by October 1, 2013, GrainCorp will be permitted to pay to its shareholders an additional dividend of A$0.035 per share for each complete month following October 1, 2013, until the earliest of the date on which (i) all required regulatory approvals have been obtained or waived, (ii) ADM terminates the Deed as a result of any GrainCorp director withdrawing or changing his or her recommendation or recommending a competing proposal or (iii) a majority of GrainCorp directors withdraw or change their recommendation or recommend a competing proposal, provided that GrainCorp’s net profit after tax over the applicable period is positive.

The completion of the Potential Offer is subject to certain customary conditions, including: (i) ADM Australia receiving acceptances under the Potential Offer that give it a relevant interest in at least 50.1% of GrainCorp’s shares, (ii) the receipt of certain required regulatory approvals, including from the Australian Competition and Consumer Commission, the Foreign Investment and Review Board of Australia and the Ministry of Commerce of the People’s Republic of China and (iii) there not having occurred any act, omission, event, change, condition, matter or thing or information concerning any act, omission, event, change, condition, matter or thing becomes known to ADM Australia, which, individually or when aggregated with all other such acts, omissions, events, changes, conditions, matters or things of a like kind arising from the same or similar facts or circumstances, has resulted in, or could reasonably be expected to result in, a GrainCorp material adverse change (as such term is defined in the Deed).

The Deed contains a “no shop” provision which, in general, restricts GrainCorp’s ability to invite, initiate or solicit competing acquisition proposals or any approach, inquiry or expression of interest which would reasonably be expected to lead to a competing acquisition proposal.  The Deed also contains a “match right” which provides that GrainCorp may not enter into an acquisition agreement or arrangement with any third party in respect of a competing proposal and GrainCorp’s board of directors may not change or withdraw their recommendation of the Potential Offer unless (i) GrainCorp has provided written notice to ADM of the material terms of the competing proposal and (ii) within two days ADM does not make a proposal to GrainCorp’s shareholders which would result in an outcome for GrainCorp’s shareholders that is as favorable or more favorable than the outcome that would result from the competing proposal.

Under the Deed, GrainCorp’s board of directors will unanimously recommend the Potential Offer subject to (i) there being no superior proposal and (ii) an independent expert concluding that the Potential Offer is both fair and reasonable to GrainCorp shareholders.  Any GrainCorp director may withdraw or change his or her recommendation in the event that (i) a superior proposal emerges, (ii) the independent expert concludes that the Potential Offer is not fair and reasonable to GrainCorp shareholders, (iii) any required regulatory approval is not obtained or waived by December 31, 2013 or (iv) he or she ceases to be of the view that the Potential Offer is in the best interests of GrainCorp shareholders.  ADM may terminate the Deed if any GrainCorp director withdraws or changes his or her recommendation or recommends a competing proposal, and GrainCorp may terminate the Deed if a majority of GrainCorp directors publicly withdraw or change their recommendation or recommend a competing proposal or if any of the regulatory approval conditions are not satisfied or waived by December 31, 2013.

A copy of the Deed is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Deed is not complete and is qualified in its entirety by reference to the full text of the Deed.

The Deed has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about ADM, GrainCorp or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Deed are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Deed; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of ADM, GrainCorp or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Deed, which subsequent information may or may not be fully reflected in public disclosures.  Accordingly, the Deed is included with this filing only to provide investors with information regarding the terms of the Deed, and not to provide investors with any other factual information regarding ADM or GrainCorp.

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Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about ADM’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the Potential Offer, that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements, including, without limitation, with respect to any potential acquisition by ADM of all or any portion of GrainCorp. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate GrainCorp’s operations into those of ADM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of GrainCorp may be difficult; ADM is subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; and general economic conditions that are less favorable than expected.  Additional information and other risks are contained in the ADM Transition Report on Form 10-K for the transition period from July 1, 2012 to December 31, 2012, as filed with the U.S. Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by ADM, the reader is cautioned not to rely on these forward-looking statements.  Further, all forward-looking statements are based on information currently available to ADM, and ADM assumes no obligation to update any such forward-looking statements.

Additional Information and Where to Find It

The Potential Offer described herein has not yet been and may not be announced or commenced, and this material is neither an offer to purchase nor a solicitation of an offer to sell shares of GrainCorp. If the Potential Offer described herein is announced or commenced, ADM will in due course file a Bidder’s Statement, and GrainCorp will file a Target’s Statement with the Australian Securities Exchange.

Item 8.01.	Other Events.

On April 25, 2013, ADM issued a press release in connection with the GrainCorp transaction described above.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

2.1	Takeover bid implementation deed, dated as of April 25, 2013, between Archer-Daniels-Midland Company and GrainCorp.

99.1	Press release dated April 25, 2013, issued by Archer-Daniels-Midland Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY
Date: April 26, 2013
By:
/s/ Ray G. Young
		Name:	Ray G. Young
		Title:	Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1	Takeover bid implementation deed, dated as of April 25, 2013, between Archer-Daniels-Midland Company and GrainCorp
99.1	Press Release dated April 25, 2013.